Exhibit 99

Velocity Financial, Inc. Reports First Quarter 2023 Results

First Quarter Highlights:

  Net income of $10.6 million and diluted earnings per share (EPS) of $0.31, compared to $3.1 million and $0.09 per share, respectively, for 1Q22
  Core net income(1) of $11.4 million and core diluted EPS(1) of $0.33, compared to $12.4 million and $0.36 per share, respectively, for 1Q22
  Loan production volume of $217.0 million in unpaid principal balance (UPB), a decrease of 62.7% from 1Q22
    Primarily due to management’s strategic decision to reduce volume
  Total loan portfolio of $3.6 billion as of March 31, 2023, an increase of 25.0% from March 31, 2022
  Nonperforming loans as a percentage of Held for Investment (HFI) loans was 8.7% as of March 31, 2023, a decrease from 9.8% as of March 31, 2022
  Resolutions of nonperforming loans (NPL) and real estate owned (REO) totaled $38.7 million in UPB, realizing gains of $1.3 million or 103.5% of UPB resolved
  Portfolio net interest margin (NIM) of 3.23%, compared to 4.25% for 1Q22
  Completed the VCC 2023-1 securitization totaling $198.7 million of securities issued
  Liquidity(2) of $45.3 million as of March 31, 2023
  Book value per common share of $12.18 as of March 31, 2023, an increase from $10.90 as of March 31, 2022

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--May 4, 2023--Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company), a leader in business purpose loans, reported net income of $10.6 million and core net income of $11.4 million for 1Q23, compared to net income of $3.1 million and core net income of $12.4 million in 1Q22. Earnings and core earnings per diluted share were $0.31 and $0.33, respectively, for 1Q23, compared to $0.09 and $0.36, for 1Q22.

“Velocity’s first quarter results demonstrate the resiliency of our business model and our ability to deliver strong results in dynamic market conditions,” said Chris Farrar, President and CEO. “Our first quarter results included strong portfolio income and improved fundamentals, setting the stage for continued solid performance in 2023. Net interest margin increased by 39 basis points on a sequential-quarter basis, and gains from nonperforming loan resolutions returned to more normalized levels, resulting in solid net income growth. We continued to enjoy support from the capital markets with the April issuance of our VCC 2023-1R securitization collateralized by retained tranches of previous VCC securitizations. This transaction provides a new source of non-mark-to-market liquidity for the company at cost-effective levels and enhances our ability to capitalize on opportunities for growth. We expect to increase production from first quarter levels for the remainder of 2023 and are optimistic regarding our ability to deliver strong earnings growth in the future.”

(1) Core income and Core EPS are a non-GAAP measures that exclude nonrecurring and unusual activities from GAAP net income.

(2) Liquidity includes unrestricted cash reserves of $39.4 million and available liquidity in unfinanced loans of $5.9 million.

First Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	1Q 2023	1Q 2022	$ Variance	% Variance
Pretax income	$14,757	$4,021	$10,736	267.0%
Net income	$10,649	$3,121	$7,528	241.2%
Diluted earnings per share	$0.31	$0.09	$0.22	242.7%
Core net income(a)	$11,376	$12,407	$(1,031)	(8.3)%
Core diluted earnings per share(a)	$0.33	$0.36	$(0.03)	(7.9)%
Pretax return on equity	15.27%	4.55%	n.a.	235.6%
Core pretax return on equity(a)	16.20%	19.02%	n.a.	(14.8)%
Net interest margin - portfolio	3.23%	4.25%	n.a.	(23.9)%
Net interest margin - total company	2.76%	1.69%	n.a.	63.3%
Average common equity	$386,935	$353,635	$33,300	9.4%

(a) Core income, core diluted earnings per share and core pretax return on equity are non-GAAP measures. Please see the reconciliation to GAAP net income at the end of this release.

Discussion of results:

  Net income in 1Q23 was $10.6 million, compared to $3.1 million for 1Q22
    Driven by higher net interest income resulting from increased loan yields and portfolio growth
    Net income in 1Q22 includes $12.8 million of deal cost write-off related to the refinancing of the Company’s corporate debt
    Other operating income in 1Q23 was $12.5 million, compared to $5.6 million for 1Q22
  Core net income(1) was $11.4 million, compared to $12.4 million for 1Q22
    1Q22 core net income reflects after-tax adjustments of $9.3 million from the write-off of costs related to the refinancing of the Company’s corporate debt in 1Q22
  Portfolio NIM in 1Q23 was 3.23%, compared to 4.25% for 1Q22, resulting from increased interest expense, partially offset by increased portfolio yields due to higher loan coupons on recent loan production
  The GAAP pretax return on equity was 15.26% in 1Q23

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	1Q 2023	1Q 2022	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$1,905	$1,319	$586	44.4%
Mixed Use	450	380	70	18.4%
Multi-Family	304	279	25	9.0%
Retail	308	278	30	10.8%
Warehouse	221	201	20	10.1%
All Other	391	343	48	13.9%
Total	$3,579	$2,800	779	27.8%
Held for Sale
Multi-Family	$17	$77	$(59)	(77.4)%
Total Managed Loan Portfolio UPB	$3,596	$2,877	$719	25.0%
Key loan portfolio metrics:
Total loan count	9,147	7,365
Weighted average loan to value	68.1%	67.9%
Weighted average coupon	8.15%	7.50%
Weighted average total portfolio yield	8.00%	7.76%
Weighted average portfolio debt cost	5.33%	4.00%

Discussion of results:

  Velocity’s total loan portfolio was $3.6 billion in UPB as of March 31, 2023, an increase of 25.0% from $2.9 billion in UPB as of March 31, 2022
    Primarily driven by growth in loans collateralized by Investor 1-4 Rental and Multifamily Properties
    Loan prepayments totaled $86.9 million, a 3.1% Q/Q increase, and a 37.3% decrease Y/Y
  The UPB of FVO loans was $436.6 million in UPB, or 12.2% of total HFI loans, as of March 31, 2023, an increase from $1.3 million in UPB, or 0.05% as of March 31, 2022
    The company elected fair value accounting treatment for new HFI loan originations effective October 1, 2022
  The weighted average portfolio loan-to-value ratio was 68.1% as of
  March 31, 2023, consistent with the 67.9% as of March 31, 2022, and the five-quarter trailing average of 68.2%
  The weighted average total portfolio yield was 8.00% in 1Q23, an increase of 24 bps from 1Q22, driven by higher loan coupons
  Portfolio-related debt cost in 1Q23 was 5.33%, an increase of 133 bps from 1Q22 driven by higher interest rates
LOAN PRODUCTION VOLUMES
($ in millions)	1Q 2023	1Q 2022	$ Variance	% Variance
Investor 1-4 Rental	$116	$293	$(177)	(60.4)%
Traditional Commercial	80	272	(192)	(70.6)%
Short-term loans	21	16	5	28.1%
Total loan production	$217	$581	$(364)	(62.7)%

Acquisitions	$-	$4

Discussion of results:

  Loan production in 1Q23 totaled $217.0 million in UPB, a 62.7% decrease from
  $581.4 million in UPB in 1Q22
    Driven by management’s strategic decision to reduce volume
  The weighted average coupon (WAC) on 1Q23 HFI loan production was 11.1%, an increase of 473 bps from 1Q22
HFI PORTFOLIO CREDIT PERFORMANCE INDICATORS
($ in thousands)	1Q 2023	1Q 2022	$ Varience	$ Varience
Nonperforming loans(a)	$309,937	$275,487	$34,450	12.5%
Average Nonperforming Loans	$298,703	$278,349	$20,354	7.3%
Nonperforming loans % total HFI Loans	8.7%	9.8%	n.a.	(12.0)%
Total Charge Offs	$484	$328	$156	47.5%
Charge-offs as a % of Avg. Nonperforming Loans(b)	0.65%	0.47%	n.a.	n.m
Loan Loss Reserve	$5,045	$4,664	$381	8.2%

(a) Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(b) Reflects the annualized quarter-to-date charge-offs to average nonperforming loans for the period.
n.m. - non meaningful

Discussion of results:

  Nonperforming loans (NPL) totaled $309.9 million in UPB as of March 31, 2023, or 8.7% of loans HFI, compared to $278.3 million and 9.8%, respectively, as of March 31, 2022
  Charge-offs in 1Q23 totaled $484.2 thousand, compared to $328.1 thousand in 1Q22
    The trailing five-quarter charge-off average was $200.8 thousand
  The loan loss reserve totaled $5.0 million as of March 31, 2023, an 8.2% increase from $4.7 million as of March 31, 2022
    The Q/Q increase resulted from modest growth in the reserve’s macroeconomic component, partially offset by run-off of the amortized cost HFI loan portfolio
    Loans carried at fair value are not subject to a CECL reserve

NET REVENUES
($ in thousands)	1Q 2023	1Q 2022	$ Variance	% Variance
Interest income	$70,521	$52,049	$18,472	35.5%
Interest expense - portfolio related	(42,029)	(23,556)	(18,473)	78.4%
Net Interest Income - portfolio related	28,492	28,493	(1)	(0.0)%
Interest expense - corporate debt	(4,139)	(17,140)	13,001	(75.9)%
Net Interest Income	$24,353	$11,353	$13,000	114.5%
Loan loss provision	(636)	(730)	94	(12.9)%
Gain on disposition of loans	1,913	4,540	(2,627)	(57.9)%
Unrealized gain on fair value loans	7,354	11	7,343	n.m
Unrealized loss on fair securitizations	(170)	-	(170)	n.m
Other operating income (expense)	3,460	1,097	2,363	215.4%
Net Revenue	$36,275	$16,271	$20,004	122.9%
n.m. - non meaningful

Discussion of results:

  Net Revenue in 1Q23 was $36.3 million, compared to $16.3 million for 1Q22
  Total net interest income, including corporate debt interest expense, increased by
  $13.0 million from 1Q22
    Net Interest income was $28.5 million in 1Q23, essentially unchanged from 1Q22
    1Q22 corporate debt interest expense includes $12.8 million of deal cost write-off related to the corporate debt refinancing
  Total other operating income, includes gains on disposition of loans, unrealized gain/(loss) on fair value loans, and other operating income, and totaled $12.6 million in 1Q23 compared to $5.6 million in 1Q22
    Gain on disposition of loans includes gains from loan sales and transfer of loans. In 1Q23, gains on transfer to REO totaled $1.2 million, and loan sales realized gains of $679.7 thousand on $20.8 million in UPB sold
    Other operating income in 1Q23 totaled $3.3 million, compared to $1.1 million for 1Q22, driven by a $2.1 million increase in origination fees and $0.95 million increase in bank deposit earnings. Origination fees were deferred prior to our election of fair value accounting treatment for new HFI loan originations, effective October 1, 2022.

OPERATING EXPENSES
($ in thousands)	1Q 2023	1Q 2022	$ Variance	% Variance
Compensation and employee benefits	$10,008	$5,323	$4,685	88.0%
Origination (income)/expense	(334)	310	(644)	n.m
Securitization issuance expense	2,584	-	2,584	n.m
Rent and occupancy	446	442	4	1.0%
Loan servicing	3,828	2,450	1,378	56.2%
Professional fees	955	1,362	(407)	(29.8)%
Real estate owned, net	1,829	(175)	2,004	n.m
Other expenses	2,202	2,227	(25)	(1.1)%
Total operating expenses	$21,518	$12,250	$9,268	75.7%
n.m. - non meaningful

Discussion of results:

  Operating expenses totaled $21.5 million in 1Q23, an increase of 75.7% from 1Q22. The variance to prior year results is mostly attributable to our FVO accounting election
    Compensation expense totaled $10.0 million, compared to $5.3 million for 1Q22. In 1Q23, compensation expense related to loan originations was expensed as incurred under fair value accounting rather than deferred over the life of the loan under amortized cost accounting in 1Q22.
    Origination (income)/expenses improved by $644 thousand compared to the prior year resulting from the election of fair value accounting
    Securitization issuance costs in 1Q23 totaled $2.6 million. Securitization issuance costs are now expensed under fair value accounting and were previously deferred
    Loan servicing expense growth was driven by the increase in securitizations outstanding to $2.9 billion as of March 31, 2023, from $2.1 billion as of March 31, 2022

SECURITIZATIONS
($ in thousands)	Securities	Balance at		Balance at
Trusts	Issued	3/31/2023	W.A. Rate	3/31/2022	W.A. Rate
2015-1 Trust	285,457	-		$14,407	7.21%
2016-1 Trust	319,809	19,896	8.85%	32,518	8.10%
2017-2 Trust	245,601	55,981	3.95%	75,303	3.36%
2018-1 Trust	176,816	41,239	4.01%	57,284	4.04%
2018-2 Trust	307,988	91,189	4.50%	123,854	4.31%
2019-1 Trust	235,580	87,832	4.08%	115,299	3.95%
2019-2 Trust	207,020	81,096	3.41%	114,665	3.45%
2019-3 Trust	154,419	65,757	3.28%	90,919	3.27%
2020-1 Trust	248,700	128,280	2.84%	162,092	2.85%
2020-2 Trust	96,352	57,239	4.60%	73,750	4.36%
2020-MC1 Trust	179,371	-	-	12,842	4.57%
2021-1 Trust	251,301	186,986	1.75%	228,015	1.74%
2021-2 Trust	194,918	161,511	2.01%	191,183	2.01%
2021-3 Trust	204,205	172,915	2.45%	199,381	2.46%
2021-4 Trust	319,116	266,076	3.19%	305,530	3.16%
2022-1 Trust	273,594	250,986	3.93%	270,642	3.94%
2022-2 Trust	241,388	231,171	5.09%
2022-MC1 Trust	84,967	48,298	6.88%
2022-3 Trust	296,323	277,038	5.67%
2022-4 Trust	308,357	297,702	6.24%
2022-5 Trust	188,754	184,213	7.08%
2023-1 Trust	198,715	195,999	7.01%
	$5,018,751	$2,901,403	4.29%	$2,067,684	3.12%

Discussion of results

  Completed the VCC 2023-1 securitization totaling $198.7 million of securities issued in January, comprised of long-term business-purpose loans
  The weighted average rate on Velocity’s outstanding securitizations was 4.29% as of March 31, 2023, an increase of 117 bps from March 31, 2022, driven by higher rates
  After quarter end, the Company completed the issuance of the VCC 2023-1R totaling $64.8 million of securities issued, collateralized by retained tranches from previous VCC securitizations

RESOLUTION ACTIVITIES
LONG-TERM LOANS

RESOLUTION ACTIVITY	FIRST QUARTER 2023		FIRST QUARTER 2022
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$11,274	$632	$9,144	$474
Paid current	18,477	233	7,597	117
REO sold (a)	570	137	2,522	469
Total resolutions	$30,321	$1,002	$19,263	$1,060

Resolutions as a % of nonperforming UPB		103.3%		105.5%

SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	FIRST QUARTER 2023		FIRST QUARTER 2022
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$5,560	$348	$13,820	$646
Paid current	1,633	9	3,783	39
REO sold	1,209	(21)	503	35
Total resolutions	$8,402	$336	$18,106	$720

Resolutions as a % of nonperforming UPB		104.0%		104.0%

Grand total resolutions	$38,723	$1,338	$37,369	$1,780

Grand total resolutions as a % of nonperforming UPB		103.5%		104.8%

Discussion of results:

  Total NPL and REO resolution activities in 1Q23 totaled $38.7 million in UPB and realized net gains of $1.3 million, or 103.5% of UPB resolved, compared to $37.4 million in UPB and net gains of $1.8 million, or 104.8% of UPB resolved in 1Q22
    Long-term loan and REO resolutions in 1Q23 totaled $30.3 million in UPB and realized gains of $1.0 million, compared to $19.3 million in UPB and realized gains of $1.1 million in 1Q22
    Short-term loan and REO resolutions in 1Q23 totaled $8.4 million in UPB and realized gains of $0.3 million, compared to $18.1 million in UPB and realized gains of $0.7 million in 1Q22
  The UPB of loan resolutions in 1Q23 were in line with the recent five-quarter resolution average of $39.4 million in UPB

Velocity’s executive management team will host a conference call and webcast to review 1Q23 financial results on May 4th, 2023, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial-in 15 minutes before the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. conference call.

A replay of the call will be available through midnight on May 31, 2023, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #4004772. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business purpose loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 19 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted-average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

We have included non-GAAP core net income and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, including the risk of recession (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) the continued conflict in Ukraine and (7) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc. Consolidated Statements of Financial Condition

	Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
	Unaudited	Audited	Unaudited	Unaudited	Unaudited
(In thousands)
Assets
Cash and cash equivalents	$39,397	$45,248	$26,372	$46,250	$36,629
Restricted cash	16,636	16,808	14,533	9,217	10,837
Loans held for sale, net	-	-	-	-	77,503
Loans held for sale, at fair value	18,081	-	16,569	-	-
Loans held for investment, at fair value	450,732	276,095	926	1,351	1,352
Loans held for investment	3,169,280	3,272,390	3,445,563	3,118,799	2,828,302
Total loans, net	3,638,093	3,548,485	3,463,058	3,120,150	2,907,157
Accrued interest receivables	20,931	20,463	18,333	15,820	14,169
Receivables due from servicers	64,133	65,644	66,992	75,688	78,278
Other receivables	2,188	1,075	1,962	1,320	4,527
Real estate owned, net	21,778	13,325	13,188	19,218	16,177
Property and equipment, net	3,209	3,356	3,495	3,632	3,690
Deferred tax asset	2,543	5,033	4,337	15,195	16,477
Mortgage Servicing Rights, at fair value	9,143	9,238	9,868	8,438	7,661
Goodwill	6,775	6,775	6,775	6,775	6,775
Other assets	12,268	13,525	18,453	11,036	7,345
Total Assets	$3,837,094	$3,748,975	$3,647,366	$3,332,739	$3,109,722

Liabilities and members' equity
Accounts payable and accrued expenses	$84,976	$91,525	$75,150	$78,384	$92,768
Secured financing, net	210,155	209,846	209,537	209,227	208,956
Securitizations, net	2,657,469	2,736,290	2,651,895	2,477,226	2,035,374
Securitizations at Fair Value	194,941	-	-	-	-
Warehouse & repurchase facilities	298,313	330,814	340,050	208,390	424,692
Total Liabilities	3,445,854	3,368,475	3,276,632	2,973,227	2,761,790

Stockholders' Equity
Stockholders' equity	387,624	376,811	366,810	355,895	344,441
Noncontrolling interest in subsidiary	3,616	3,689	3,924	3,617	3,491
Total equity	391,240	380,500	370,734	359,512	347,932
Total Liabilities and members' equity	$3,837,094	$3,748,975	$3,647,366	$3,332,739	$3,109,722

Book value per share	$12.18	$11.89	$11.61	$11.26	$10.90

Shares outstanding	32,112(1)	31,996(2)	31,922(3)	$31,922(4)	$31,913(5)
(1)	Based on 32,111,906 common shares outstanding as of March 31, 2023, and excludes unvested shares of common stock authorized for incentive compensation totaling 490,526.
(2)	Based on 31,955,730 common shares outstanding as of December 31, 2022, and excludes unvested shares of common stock authorized for incentive compensation totaling 494,139.
(3)	Based on 31,921,721 common shares outstanding as of September 30, 2022, and excludes unvested shares of common stock authorized for incentive compensation totaling 494,139.
(4)	Based on 31,921,721 common shares outstanding as of June 30, 2022, and excludes unvested shares of common stock authorized for incentive compensation totaling 494,139.
(5)	Based on 31,912,884 common shares outstanding as of March 31, 2022, and excludes unvested shares of common stock authorized for incentive compensation totaling 505,408.

Velocity Financial, Inc. Consolidated Statements of Income (Quarters)

	Quarter Ended
($ in thousands)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Revenues
Interest income	$70,521	$65,632	$63,419	$59,243	$52,049
Interest expense - portfolio related	42,029	40,854	34,561	28,752	23,556
Net interest income - portfolio related	28,492	24,778	28,858	30,491	28,493
Interest expense - corporate debt	4,139	4,139	4,011	4,182	17,140
Net interest income	24,353	20,639	24,847	26,309	11,353
Provision for loan losses	636	(437)	580	279	730
Net interest income after provision for loan losses	23,717	21,076	24,267	26,030	10,623
Other operating income
Gain on disposition of loans	1,913	391	399	1,776	4,540
Unrealized gain on fair value loans	7,354	7,795	453	6	11
Unrealized loss on fair securitizations	(170)	-	-	-	-
Other income (expense)	3,461	2,842	1,657	1,257	1,097
Total other operating income	12,558	11,029	2,509	3,039	5,648
Net revenue	36,275	32,105	26,776	29,070	16,271

Operating expenses
Compensation and employee benefits	10,008	11,793	6,788	6,553	5,323
Origination (income)/expense	(334)	937	(309)	951	310
Securitization issuance expense	2,584	-	-	-	-
Rent and occupancy	446	435	445	426	442
Loan servicing	3,828	3,244	3,314	3,290	2,450
Professional fees	955	1,091	664	1,062	1,362
Real estate owned, net	1,829	552	(195)	(251)	(175)
Other operating expenses	2,202	2,360	2,020	2,248	2,538
Total operating expenses	21,518	20,413	12,727	14,279	12,250
Income before income taxes	14,757	11,692	14,049	14,790	4,021
Income tax expense	4,021	3,465	3,759	4,019	790
Net income	10,736	8,227	10,290	10,771	3,231
Net income attributable to noncontrolling interest	87	(235)	307	126	110
Net income attributable to Velocity Financial, Inc.	10,649	8,462	9,983	10,645	3,121
Less undistributed earnings attributable to participating securities	160	127	152	164	48
Net earnings attributable to common shareholders	$10,489	$8,335	$9,831	$10,481	$3,073

Basic earnings (loss) per share	$0.33	$0.26	$0.31	$0.33	$0.10

Diluted earnings (loss) per common share	$0.31	$0.25	$0.29	$0.31	$0.09

Basic weighted average common shares outstanding	32,098	31,923	31,922	31,917	31,892

Diluted weighted average common shares outstanding	34,052	34,063	34,199	34,057	34,204

Velocity Financial, Inc. Net Interest Margin ‒ Portfolio Related and Total Company (Unaudited)

Quarters:

	Quarter Ended March 31, 2023			Quarter Ended December 31, 2022			Quarter Ended March 31, 2022
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$12,896			$64,699			$69,092
Loans held for investment	3,512,133			3,430,296			2,613,759
Total loans	$3,525,029	$70,521	8.00%	$3,494,995	$65,632	7.51%	$2,682,851	$52,049	7.76%

Debt:
Warehouse and repurchase facilities	$225,497	4,833	8.57%	$286,094	5,776	8.08%	$338,247	3,764	4.45%
Securitizations	2,926,153	37,196	5.08%	2,838,315	35,078	4.94%	2,018,186	19,791	3.92%
Total debt - portfolio related	3,151,650	42,029	5.33%	3,124,409	40,854	5.23%	2,356,433	23,555	4.00%
Corporate debt	215,000	4,139	7.70%	215,000	4,139	7.70%	178,915	17,141	38.32%
Total debt	$3,366,650	$46,168	5.49%	$3,339,409	$44,993	5.39%	$2,535,348	$40,696	6.42%

Net interest spread - portfolio related (2)			2.67%			2.28%			3.76%
Net interest margin - portfolio related			3.23%			2.84%			4.25%

Net interest spread - total company (3)			2.52%			2.11%			1.34%
Net interest margin - total company			2.76%			2.36%			1.69%
(1)	Annualized.
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.

Velocity Financial, Inc. Adjusted Financial Metric Reconciliation to GAAP Net Income (Unaudited)

Quarters:

Core Net Income
	Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022

Net Income	$10,649	$8,462	$9,983	$10,645	$3,121
Corporate debt refinancing costs	-	-	-	-	$9,286
Equity award & ESPP costs	$728	$656	-	-	$-
Core Net Income	$11,376	$9,118	$9,983	$10,645	$12,407

Diluted weighted average common shares outstanding	34,052	34,063	34,199	34,057	34,204
Core diluted earnings per share	$0.33	$0.27	$0.29	$0.31	$0.36

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708